Exhibit 10.35

WHEN RECORDED, MAIL TO:

Ryan B. Hancey

Kesler & Rust

68 S. Main Street, Suite 200

Salt Lake City, Utah 84101	Parcel ID # 57:077:0001
# 57:035:0042
# 57:035:0043

TRUST DEED

THIS TRUST DEED is dated this 22nd day of January, 2015, among TWINLAB CORPORATION, a Delaware corporation, as Trustor, whose address is 600 Quality Drive, American Fork, Utah 84003; Ryan B. Hancey, a member of the Utah State Bar, as Trustee; and JL-BBNC MEZZ UTAH, LLC, an Alaska limited liability company, as Beneficiary.

Trustor hereby CONVEYS AND WARRANTS TO TRUSTEE IN TRUST, WITH POWER OF SALE, the following described property situated in Utah County, State of Utah (the “Property”):

All of Lot 1, Plat “M” Utah Valley Business Park, including a vacation of Lot 37 and a portion of Lot 36, Plat “J”, Amended Utah Valley Business Park, according to the official plat thereof, recorded August 14, 2014, as Entry No. 56927:2014 (Map Filing #14337) in the Utah County Recorder’s Office.

TOGETHER WITH all buildings, fixtures and improvements thereon and all water rights, rights of way, easements, rents, issues, profits, income, tenements, hereditaments, privileges and appurtenances thereunto now or hereafter used or enjoyed with said Property, or any part thereof.

For the purpose of securing the following obligations (the “Obligations”) in any order of priority that Beneficiary may choose:

(a)          Payment of all obligations at any time owing under a promissory note (the “Note”) bearing even date herewith, payable by Trustor, Twinlab Consolidated Holdings, Inc., a Nevada corporation, Twinlab Consolidated Corporation, a Delaware corporation, and Twinlab Holdings, Inc., a Michigan corporation (together with Trustor, each individually a “Trustor Company,” and collectively, the “Trustor Companies”), as makers in the stated principal amount of Five Million and 00/100 Dollars ($5,000,000.00) to the order of Beneficiary, which Note matures on February 13, 2020; and

(b)          Payment and performance of all obligations of Trustor under this Trust Deed; and

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(c)          Payment and performance of all obligations of the Trustor Companies under a Note and Warrant Purchase Agreement bearing even date herewith between the Trustor Companies and Beneficiary; and

(d)          Payment and performance of any obligations of the Trustor Companies under the Security Agreement bearing even date herewith between the Trustor Companies and Beneficiary; and

(e)          Payment and performance of any obligations under any other agreement entered into between any Trustor Company and Beneficiary in connection with the Note and Warrant Purchase Agreement described above; and

(f)          Payment and performance of all future advances and other obligations that Trustor or any Trustor Company or any successor in ownership of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Beneficiary, when a writing evidences the parties’ agreement that the advance or obligation be secured by this Deed of Trust; and

(g)          Payment and performance of all modifications, amendments, extensions, and renewals, however evidenced, of any of the Obligations.

As additional security, Trustor hereby assigns to Beneficiary, during the continuance of these trusts, all rents, issues, royalties, and profits of the Property affected by this trust deed and of any personal property located thereon.

Trustor agrees to pay all taxes and assessments on the above Property; to pay all charges and assessments on water or water stock used on or with said Property; not to commit waste; to maintain adequate fire insurance on improvements on said Property; to pay all costs and expenses of collection (including Trustee and attorney fees in event of default in payment pursuant to the settlement agreement secured hereby) and to pay reasonable Trustee fees for any of the services performed by Trustee hereunder; including a reconveyance hereof.

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The undersigned Trustor requests that a copy of any notice of default and of any notice of sale hereunder be mailed to the address set forth above.

TRUSTOR:	TWINLAB CORPORATION

	By:	/s/ Thomas A. Tolworthy
Thomas A. Tolworthy
	Its:	CEO and President

STATE OF NY	)
) ss.
COUNTY OF Saratoga	)

On the 17th day of January, 2015, personally appeared before me Thomas A. Tolworthy, who being by me duly sworn did say that he/she is the signer of the foregoing instrument and that he/she executed the same.

/s/ Biswanath Malakar
NOTARY PUBLIC

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